Exhibit 5.1

October 17, 2019

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Ste. 280

San Jose, CA 95119

Re:	Registration Statement on Form S-3 and Prospectus Supplement

Ladies and Gentlemen:

We are special counsel to Summit Wireless Technologies, Inc. (f/k/a Summit Semiconductor, Inc.), a Delaware corporation (the “Company”), in connection with (a) a registration statement on Form S-3 (File No. 333-233433) (as amended from time to time, the “Shelf Registration Statement”), which Shelf Registration Statement includes a base prospectus which forms a part of the Shelf Registration Statement (the “Base Prospectus”) and was initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 23, 2019 and was declared effective on September 6, 2019, and (b) a prospectus supplement to the Base Prospectus (the “Supplement”) relating to the (i) public offering of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the Underwriting Agreement, dated October 16, 2019, by and between the Company and the underwriter (the “Underwriting Agreement”) and (ii) warrants issuable to the underwriter and certain of their representatives (the “Warrants”) to purchase up to such number of shares of Common Stock equal to 3% of the number of Shares issued by the Company in the Offering (the “Warrant Shares”). The Shares, Warrants and Warrant Shares are referred to herein collectively as the “Securities.”

We are acting as special counsel for the Company in connection with the Shelf Registration Statement and the Supplement. We have examined signed copies of the Shelf Registration Statement, the Supplement, and the Underwriting Agreement, including the exhibits and schedules filed therewith, as applicable, and have also examined and relied upon minutes of meetings and resolutions of the board of directors of the Company (the “Board”) as provided to us by the Company, the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinion rendered herein is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that (i) the Securities have been duly authorized for issuance by all necessary corporate action by the Company; and (ii) upon payment to the Company of the consideration for the Shares and the Warrants, in such amount and form as shall be determined by the Board or an authorized committee thereof, and with respect to the Warrant Shares, when issued and sold by the Company and paid for in accordance with the terms of the Warrants, the Shares and the Warrant Shares, when issued and sold as described in the Shelf Registration Statement and the Supplement, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on October 17, 2019, incorporated by reference into the Shelf Registration Statement and the Supplement, the reference to this firm under the caption “Legal Matters” in the Shelf Registration Statement and the Supplement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP
SULLIVAN & WORCESTER LLP